UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 22, 2005

Date of Earliest Event Reported: August 16, 2005

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-3157 (Commission File Number)	13-0872805 (IRS Employer Identification No.)

400 Atlantic Street

Stamford, Connecticut 06921

(Address and zip code of principal executive offices)

203-541-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 16, 2005, International Paper Company (the “Company”) announced that it had signed a lock-in agreement with Rank Group Investments Limited to sell the Company’s 50.5 percent interest in Carter Holt Harvey Limited, a New Zealand company for NZ$2.50 (approximately US$1.74) per share. The preliminary estimate of the after-tax gain on the sale is currently being calculated. The preliminary estimate will be disclosed when available and the actual amount will not be finalized until closing, expected to occur in the second half of 2005. Copies of the press release and lock-in agreement are filed herewith as Exhibits 99.1 and 99.2 and are incorporated by reference herein.

ITEM 8.01	OTHER EVENTS

On August 16, 2005, the Company also issued a press release announcing the Company’s relocation of its global headquarters to Memphis, Tennessee from Stamford, Connecticut. A copy of the press release is filed herewith as Exhibit 99.3 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 99.1:	Press Release of International Paper Company, dated August 16, 2005, relating to sale of interest in Carter Holt Harvey Limited.

Exhibit 99.2:	Lock-In Agreement in Relation to a Full Takeover Offer for Carter Holt Harvey Limited dated August 17, 2005, among Ngahere Aotearoa, International Paper Company, Rank Group Investments Limited and Rank Group Limited

Exhibit 99.3:	Press Release of International Paper Company, dated August 16, 2005, relating to relocation of global headquarters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2005	INTERNATIONAL PAPER COMPANY (Registrant)

	By:	/s/ Andrea L. Dulberg

Name: Andrea L. Dulberg Title: Assistant Secretary